CONSOLIDATED-TOMOKA LAND CO.
RESTRICTED SHARE AWARD AGREEMENT

This RESTRICTED SHARE AWARD AGREEMENT (this “Agreement”) is made as of the 20th day of May, 2015 (the “Grant Date”), by and between CONSOLIDATED-TOMOKA LAND CO., a Florida corporation (the “Company”) and JOHN P. ALBRIGHT (“Grantee”).

BACKGROUND

The Company has adopted the Amended and Restated Consolidated-Tomoka Land Co. 2010 Equity Incentive Plan, as amended from time-to-time (the “Plan”), which is administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”).  Section 7 of the Plan provides that the Committee shall have the discretion and right to grant Restricted Shares, subject to the terms and conditions of the Plan and any additional terms provided by the Committee.  The Committee has granted Restricted Shares to Grantee as of the Grant Date pursuant to the terms of the Plan and this Agreement.  Grantee desires to accept the grant of Restricted Shares and agrees to be bound by the terms and conditions of the Plan and this Agreement.  Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to such terms in the Plan.

AGREEMENT

1. Award of Restricted Shares.  Subject to the terms and conditions provided in this Agreement and the Plan, the Company hereby grants to Grantee NINETY-FOUR THOUSAND (94,000) Restricted Shares (the “Awarded Shares”) as of the Grant Date.  The extent to which Grantee’s rights and interest in the Awarded Shares become vested and non-forfeitable shall be determined in accordance with the provisions of Section 2 of this Agreement.  The Committee has determined that the Awarded Shares are intended to satisfy the requirements for “qualified performance-based compensation” under Code Section 162(m), and therefore the Committee designates the grant of Awarded Shares as a Qualified Performance-Based Award.  The grant of the Awarded Shares is made in consideration of the services to be rendered by Grantee to the Company.

2. Performance Vesting.  The vesting of Grantee’s rights and interest in the Awarded Shares shall be determined in accordance with the performance vesting criteria set forth in Exhibit A hereto.

3. [Intentionally omitted.]

4.           Shares Held by Custodian; Shareholder Rights.

(a)           On the Grant Date, the Company shall issue the Awarded Shares to Grantee.  Grantee hereby authorizes and directs the Company to deliver any Restricted Shares issued by the Company to evidence the Awarded Shares to the Secretary of the Company (or such other officer of the Company as may be designated by the Company’s Chief Executive Officer) or the Company’s transfer agent (the “Share Custodian”) to be held by the Share Custodian until the Awarded Shares become vested in accordance with Section 2 of this Agreement.

(b)           When all or any portion of the Awarded Shares become vested, the Share Custodian shall cause the vested Awarded Shares to be deposited electronically in unrestricted form into an account maintained in Grantee’s name at the Company’s transfer agent.  Grantee hereby irrevocably appoints the Share Custodian, and any successor thereto, as the true and lawful attorney-in-fact of Grantee with full power and authority to execute any stock transfer power or other instrument necessary to transfer the Awarded Shares to the Company, or to transfer a portion of the Awarded Shares to Grantee on an unrestricted basis upon vesting, pursuant to this Agreement, in the name, place, and stead of Grantee.  The term of such appointment shall commence on the Grant Date and shall continue until all the Awarded Shares become vested or are forfeited.  In the event any portion of the Awarded Shares do not vest and are forfeited in accordance with this Agreement, Grantee shall no longer have any rights with respect to such forfeited Awarded Shares, whether or not the certificate(s) therefore have been delivered to Grantee or deposited electronically in Grantee’s account at the Company’s transfer agent as required by this Agreement.

(c)           In the event the number of Awarded Shares is increased due to an adjustment of the number of Awarded Shares under the grant pursuant to Section 13 of the Plan, and in the event of any distribution of common stock or other securities of the Company in respect of such shares of common stock, Grantee agrees that any certificate representing shares of such additional common stock or other securities of the Company issued as a result of any of the foregoing shall be delivered to the Share Custodian and shall be subject to all of the provisions of this Agreement as if initially received hereunder.

(d)           Grantee shall have the right to vote all unvested Awarded Shares.  Grantee will cease to have the right to vote any of the Awarded Shares that are forfeited if and when such shares are forfeited.  The number of Awarded Shares set forth in Section 1 of this Agreement shall be the maximum number of Awarded Shares to which the voting rights described in this Section 4(c) shall be applicable.

(e)           Grantee shall not receive any dividends with respect to any unvested Awarded Shares.

5.           Taxes.

(a) Grantee shall pay to the Company all applicable federal, state and local income and employment taxes (including taxes of any foreign jurisdiction) which the Company is required to withhold at any time with respect to the Awarded Shares.  Such payment shall be made in full, at Grantee's election, in cash or check, by withholding from Grantee's next normal payroll check, or by the tender of Shares of the Company’s common stock (including Awarded Shares then vesting).  Awarded Shares tendered as payment of required withholding shall be valued at the closing price per share of the Company’s common stock on the date such withholding obligation arises.

(b) Grantee may make an election under Internal Revenue Code Section 83(b) (a “Section 83(b) Election”) with respect to the Awarded Shares, within thirty (30) days after the Grant Date.  If the Grantee elects to make a Section 83(b) Election, Grantee shall provide the Company with a copy of an executed version and satisfactory evidence of the filing of the executed Section 83(b) Election with the U.S. Internal Revenue Service (the “IRS”).  Grantee agrees to assume full responsibility for ensuring that the Section 83(b) Election is actually and timely filed with the IRS and for all tax consequences resulting from the Section 83(b) Election.

6.           No Effect on Employment or Rights under Plan.  Nothing in the Plan or this Agreement shall confer upon Grantee the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of Grantee regardless of the effect of such termination of employment on the rights of Grantee under the Plan or this Agreement.  If Grantee's employment is terminated for any reason whatsoever (and whether lawful or otherwise), Grantee will not be entitled to claim any compensation for or in respect of any consequent diminution or extinction of Grantee’s rights or benefits (actual or prospective) under this Agreement or any Award (including any unvested portion of any Awarded Shares) or otherwise in connection with the Plan.  The rights and obligations of Grantee under the terms of Grantee’s employment with the Company or any Subsidiary will not be affected by Grantee’s participation in the Plan or this Agreement, and neither the Plan nor this Agreement form part of any contract of employment between Grantee and the Company or any Subsidiary.  The granting of Awards (including the Awarded Shares) under the Plan is entirely at the discretion of the Committee, and Grantee shall not in any circumstances have any right to be granted any other award concurrently or in the future.

7.           Governing Law; Compliance with Law.

(a)           This Agreement shall be construed and enforced in accordance with the laws of the State of Florida without regard to conflict of law principles.

(b)           The issuance and transfer of Awarded Shares shall be subject to compliance by the Company and Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s securities may be listed.  No Awarded Shares, or any share of common stock underlying such Awarded Shares, shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

(c)           A legend may be placed on any certificate(s) or other document(s) delivered to Grantee indicating restrictions on transferability of the Awarded Shares pursuant to this Agreement or any other restrictions that the Committee may deem advisable under the rules, regulations and other requirements of any applicable federal or state securities laws or any stock exchange on which the Company’s securities may be listed.

8.           Successors.  This Agreement shall inure to the benefit of, and be binding upon, the Company and Grantee and their heirs, legal representatives, successors and permitted assigns.

9.           Severability.  In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

10.           Entire Agreement.  Subject to the terms and conditions of the Plan, which are incorporated herein by reference, this Agreement expresses the entire understanding and agreement of the parties hereto with respect to such terms, restrictions and limitations.

11.           Headings.   Section headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.

12.           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.  Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

13.           No Impact on Other Benefits.  The value of the Awarded Shares is not part of Grantee’s normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

14.           Additional Acknowledgements.  By their signatures below, Grantee and the Company agree that the Awarded Shares are granted under and governed by the terms and conditions of the Plan and this Agreement.  Grantee has reviewed in their entirety the prospectus that summarizes the terms of the Plan and this Agreement, has had an opportunity to request a copy of the Plan in accordance with the procedure described in the prospectus, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and this Agreement.  Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the Company and Grantee have executed this Agreement as of the Grant Date set forth above.

CONSOLIDATED-TOMOKA LAND CO.

BY:           /s/John J. Allen
                John J. Allen
Chairman, Compensation Committee

I have read the Amended and Restated Consolidated-Tomoka Land Co. 2010 Equity Incentive Plan adopted on April 28, 2010, as amended on April 24, 2013 and April 23, 2014, and by my signature I agree to be bound by the terms and conditions of said Plan and this Agreement.

Date: May 20, 2015                                                                                                                                      /s/ John P. Albright
                                                                                                                                                                   John P. Albright

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EXHIBIT A

VESTING OF RESTRICTED SHARES (STOCK PRICE PERFORMANCE)

The number of Restricted Shares that shall vest under this Agreement shall be based upon the extent to which the Company’s common stock attains certain target prices per share (each, a “Performance Condition”).  The Performance Condition shall be deemed satisfied with respect to each of the “Tranches” of Restricted Shares described below upon the achievement at any time prior to January 28, 2021 of the corresponding Stock Price Hurdle described below, in each case, provided that (a) Grantee is employed by the Company at the time such Stock Price Hurdle is achieved or (b) such Stock Price Hurdle is achieved during the sixty (60) day period following the termination of Grantee’s employment for any reason other than by death, disability, for Cause (as defined in any employment agreement between Grantee and the Company) or due to Grantee’s voluntary resignation of employment.  Upon Grantee’s cessation of employment with the Company for any reason, any then remaining unvested Tranches of Restricted Shares shall be forfeited without consideration; provided, however, that if Grantee’s employment is terminated for any reason other than by death, disability, for Cause (as defined in any employment agreement between Grantee and the Company) or due to Grantee’s voluntary resignation of employment, then any then remaining unvested Tranches of Restricted Shares shall be forfeited without consideration sixty (60) days after such termination.  If any Tranche of the Restricted Shares fails to satisfy the applicable Stock Price Condition prior to January 28, 2021, then that Tranche of the Restricted Shares shall be forfeited.

For the purposes of this Exhibit A, the Restricted Shares shall be divided into seven “Tranches” as follows:

(1) “First Tranche” shall mean 2,000 of the Restricted Shares, for which the Performance Condition will be satisfied upon achievement of the First Stock Price Hurdle;

(2) “Second Tranche” shall mean 2,000 of the Restricted Shares, for which the Performance Condition will be satisfied upon achievement of the Second Stock Price Hurdle;

(3) “Third Tranche” shall mean 18,000 of the Restricted Shares, for which the Performance Condition will be satisfied upon achievement of the Third Stock Price Hurdle;

(4) “Fourth Tranche” shall mean 18,000 of the Restricted Shares, for which the Performance Condition will be satisfied upon achievement of the Fourth Stock Price Hurdle;

(5) “Fifth Tranche” shall mean 18,000 of the Restricted Shares, for which the Performance Condition will be satisfied upon achievement of the Fifth Stock Price Hurdle;

(6) “Sixth Tranche” shall mean 18,000 of the Restricted Shares, for which the Performance Condition will be satisfied upon achievement of the Sixth Stock Price Hurdle; and

(7) “Seventh Tranche” shall mean 18,000 of the Restricted Shares, for which the Performance Condition will be satisfied upon achievement of the Seventh Stock Price Hurdle.

For the purposes of this Exhibit A, the following terms shall have the following meanings:

(A) “First Stock Price Hurdle” shall mean the written certification by the Committee that the price per share of Company Common Stock has met or exceeded the target trailing 30-day average closing price of $60.00;

(B) “Second Stock Price Hurdle” shall mean the written certification by the Committee that the price per share of Company Common Stock has met or exceeded the target trailing 30-day average closing price of $65.00;

(C) “Third Stock Price Hurdle” shall mean the written certification by the Committee that the price per share of Company Common Stock has met or exceeded the target trailing 30-day average closing price of $70.00;

(D) “Fourth Stock Price Hurdle” shall mean the written certification by the Committee that the price per share of Company Common Stock has met or exceeded the target trailing 30-day average closing price of $75.00;

(E) “Fifth Stock Price Hurdle” shall mean the written certification by the Committee that the price per share of Company Common Stock has met or exceeded the target trailing 30-day average closing price of $80.00;

(F) “Sixth Stock Price Hurdle” shall mean the written certification by the Committee that the price per share of Company Common Stock has met or exceeded the target trailing 30-day average closing price of $85.00; and

(G) “Seventh Stock Price Hurdle” shall mean the written certification by the Committee that the price per share of Company Common Stock has met or exceeded the target trailing 30-day average closing price of $90.00.